Exhibit 99.2

Enviva Partners, LP Announces Appointment of Jeff Ubben, Chairman of ValueAct Spring Fund, to Board of Directors

BETHESDA, MD, June 18, 2020 — Enviva Partners, LP (NYSE: EVA) (“Enviva,” the “Partnership,” “we,” “us,” or “our”) today announced that the sole member of the Partnership’s general partner has appointed Jeffrey W. Ubben, Chairman of ValueAct and Co-Portfolio Manager of its Spring Fund, to the general partner’s board of directors.

The ValueAct Spring Fund focuses its investments on purpose-driven companies that use sustainable business models to solve global environmental and societal problems.

“Jeff and the ValueAct Spring Fund have been supportive stakeholders and great partners to me and the Enviva team since their first visit to our plants, ports, and forestry operations to learn more about Enviva’s mission to fight climate change by reducing global utilities’ lifecycle greenhouse gas emissions,” said John Keppler, Chairman and Chief Executive Officer of Enviva. “I am delighted that Jeff has accepted the invitation to join our board and I believe the productive relationship we have built, combined with Jeff’s unparalleled investment acumen and unwavering focus on impacting ESG outcomes through active capital management, will provide an ongoing catalyst for Enviva’s ability to continue delivering long-term value to our broad set of stakeholders.”

“I am excited to extend the partnership and track record we have built with John and the Enviva team,” said Jeff Ubben, Chairman of ValueAct. “ValueAct has been committed to consistently increasing its investment in Enviva alongside the company’s growth and durable distribution profile and we believe there is tremendous opportunity ahead. Given the world’s commitment to phasing out coal and de-carbonizing our future, there are few companies better positioned than Enviva to innovate and deliver practical solutions to the environmental challenges we face as a society and create long-term shareholder value in this space. I look forward to working alongside my fellow board members and management to support Enviva’s vital contribution to a Net Zero world.”

“Enviva has strived to set a benchmark in sustainability, and I am thrilled that we will continue to have the support of Jeff and his colleagues at the ValueAct Spring Fund given their expertise in socially-responsible investing, sustainability, and energy,” said Dr. Jennifer Jenkins, Vice President and Chief Sustainability Officer of Enviva. “Solving the climate crisis is one of the most urgent issues for humanity today, and — while we have made substantial progress — we also have a long way to go. I look forward to the continued good work we will do together with Jeff, providing sustainable biomass fuel and helping enable the transition to a renewable, low-carbon electricity grid around the world.”

“We especially applaud the progress by Jennifer and the Enviva team on their entire body of work from policy implementation to thought leadership,” said Eva Zlotnicka, Managing Director of the Spring Fund and Head of Stewardship at ValueAct Capital. “Core to ValueAct Spring Fund’s investment philosophy and to our board participation is engagement with portfolio companies on authentic impact metrics that are simultaneously material to the business, to investors, and to stakeholders, including the environment. Enviva has risen to this challenge and proven a business model that, among other tangible impacts, enables the conversion of coal-fired power plants to biomass, reducing lifecycle carbon emissions by more than 85 percent.”

Jeffrey W. Ubben is a Founder and the Chairman of ValueAct Capital where he is Portfolio Manager of the ValueAct Spring Fund and is a member of the firm’s Management Committee. Mr. Ubben is a director of The AES Corporation, where he is a member of the Compensation and Financial Audit Committees, of AppHarvest, and of Nikola Corporation. He is the former chairman and director of Martha Stewart Living Omnimedia, Inc., and a former director of Catalina Marketing Corp., Gartner Group, Inc., Mentor Corporation, Misys plc, Sara Lee Corp., Twenty-First Century Fox Inc., Valeant Pharmaceuticals International, Willis Towers Watson plc, and several other public and private companies. Prior to founding ValueAct Capital in 2000, Mr. Ubben was a Managing Partner at Blum Capital Partners for more than five years. In addition, Mr. Ubben serves on the boards of Duke University, The Nature Conservancy’s NatureVest, and the E.O. Wilson Biodiversity Foundation, and formerly served as Chair of the National Board of the Posse Foundation for nine years. He has a B.A. from Duke University and an M.B.A. from the Kellogg School of Management at Northwestern University.

About Enviva Partners, LP

Enviva Partners, LP (NYSE: EVA) is a publicly traded master limited partnership that aggregates a natural resource, wood fiber, and processes it into a transportable form, wood pellets. The Partnership sells a significant majority of its wood pellets through long-term, take-or-pay off-take contracts with creditworthy customers in the United Kingdom and Europe. The Partnership owns and operates seven plants with a combined production capacity of approximately 3.5 million metric tons of wood pellets per year in Virginia, North Carolina, Mississippi, and Florida. In addition, the Partnership exports wood pellets through its marine terminals at the Port of Chesapeake, Virginia and the Port of Wilmington, North Carolina and from third-party marine terminals in Mobile, Alabama and Panama City, Florida. The Partnership has agreed to the Georgia Biomass Acquisition and the Greenwood Acquisition, which would add two operating plants and production capacity of approximately 1.4 million metric tons of wood pellets per year, after the expansion of the Greenwood Plant, in Georgia and South Carolina and a third-party marine terminal in Savannah, Georgia.

To learn more about Enviva Partners, LP, please visit our website at www.envivabiomass.com and follow us on social media @Enviva.

Cautionary Note Concerning Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on it. Although management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. All comments concerning the Partnership’s expectations for future revenues and operating results are based on the forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Partnership’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the volume and quality of products that it is able to produce or source and sell, which could be adversely affected by, among other things, operating or technical difficulties at the Partnership’s wood pellet production plants or deep-water marine terminals; (ii) the prices at which the Partnership is able to sell the its products; (iii) the Partnership’s ability to successfully negotiate and complete and integrate drop-down and third-party acquisitions, including the associated contracts, or to realize the anticipated benefits of such acquisitions; (iv) failure of the Partnership’s customers, vendors and shipping partners to pay or perform their contractual obligations to it; (v) the Partnership’s inability to successfully execute its project development, expansion and construction activities on time and within budget; (vi) the creditworthiness of the Partnership’s contract counterparties; (vii) the amount of low-cost wood fiber that it is able to procure and process, which could be adversely affected by, among other things, disruptions in supply or operating or financial difficulties suffered by the Partnership’s suppliers; (viii) changes in the price and availability of natural gas, coal or other sources of energy; (ix) changes in prevailing economic conditions; (x) unanticipated ground, grade or water conditions; (xi) inclement or hazardous environmental conditions, including extreme precipitation, temperatures and flooding; (xii) fires, explosions or other accidents; (xiii) changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry or power, heat or combined heat and power generators; (xiv) changes in the regulatory treatment of biomass in core and emerging markets; (xv) the Partnership’s inability to acquire or maintain necessary permits or rights for the Partnership’s production, transportation or terminaling operations; (xvi) changes in the price and availability of transportation; (xvii) changes in foreign currency exchange rates or interest rates, and the failure of the Partnership’s hedging arrangements to effectively reduce its exposure to the risks related thereto; (xviii) risks related to the Partnership’s indebtedness; (xix) the Partnership’s failure to maintain effective quality control systems at its production plants and deep-water marine terminals, which could lead to the rejection of the Partnership’s products by its customers; (xx) changes in the quality specifications for the Partnership’s products that are required by its customers; (xxi) labor disputes; (xxii) the Partnership’s inability to hire, train or retain qualified personnel to manage and operate its business and newly acquired assets; (xxiii) the effects of the exit of the United Kingdom from the European Union on the Partnership’s and its customers’ businesses; (xxiv) the Partnership’s inability to borrow funds and access capital markets; and (xxv) viral contagions or pandemic diseases, such as the recent outbreak of a novel strain of coronavirus known as COVID-19.

For additional information regarding known material factors that could cause the Partnership’s actual results to differ from projected results, please read its filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information or future events or otherwise.

Investor Contact:

+1 (240) 482-3856

ir@envivapartners.com

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